EXHIBIT 5.15

                       INVESTMENT SUB-ADVISORY AGREEMENT




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                        INVESTMENT SUB-ADVISORY AGREEMENT

                          The Phoenix Edge Series Fund
                          ----------------------------


                                                               December 20, 1999


J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, New York 10036

Dear Sir or Madam:

         The Phoenix Edge Series Fund (the "Trust"), a diversified open-end investment company of the series type registered under the Investment Company Act of 1940, as amended (the "Act") and a business trust organized under the laws of the Commonwealth of Massachusetts, and Phoenix Variable Advisors, Inc., a Delaware corporation (the "Adviser"), hereby agree with J.P. Morgan Investment Management Inc., a Delaware corporation (the "Sub-Adviser") as follows:

         1. Investment Description; Appointment. The Trust desires to employ the capital of the Trust's Research Enhanced Index Series (the "Fund") by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Declaration of Trust, as amended to date (the "Trust Declaration"), and in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") filed with the Securities and Exchange Commission as part of the Trust's Registration Statement on Form N- 1A, as amended from time to time, and in such manner and to such extent as from time to time may be approved by the Trust's Board of Trustees (the "Board"). Copies of the Prospectus, the Statement and the Trust Declaration, each as currently in effect, have been delivered to the Sub-Adviser. The Trust agrees, on an ongoing basis, to provide to the Sub-Adviser as promptly as practicable copies of all amendments and supplements to the Prospectus and the Statement and amendments to the Trust Declaration. The Trust desires to engage and hereby appoints the Sub-Adviser to act as a discretionary investment sub-adviser to the Fund. The Sub-Adviser accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

         2. Services as Investment Sub-Adviser Guidelines and Advice. Subject to the supervision of the Trust's Board and of the Adviser, the Sub-Adviser will
(a) manage the Fund's assets in accordance with the Fund's investment objective(s) and policies stated in the Prospectus, Statement, Trust Declaration and Act, but subject to the Guidelines (as such term is defined below); (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions for the Fund; and (d) employ professional portfolio managers and securities analysts to provide research services to the Fund. In

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providing these services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets.

         The Adviser agrees on an on-going basis to provide or cause to be provided to the Sub-Adviser guidelines, to be revised as provided below (the "Guidelines"), setting forth limitations, by dollar amount or percentage of net assets, on the types of securities in which the Fund is permitted to invest or investment activities in which the Fund is permitted to engage. Among other matters, the Guidelines shall set forth clearly the limitations imposed upon the Fund as a result of relevant diversification requirements under state and federal law pertaining to insurance products, including, without limitation, the provisions of Section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"). The Guidelines shall remain in effect until 12:00 p.m. (Eastern
Time) on the third business day following actual receipt by the Sub-Adviser of a written notice, denominated clearly as such, setting forth revised Guidelines. The Adviser agrees to cause to be delivered to a person designated in writing for such purpose by the Sub-Adviser at least monthly, a written report dated the date of its delivery (the "Report") with respect to the Fund's compliance for its current fiscal year with the short-three test set forth in Section 851(b)
(3) of the Code (the "short-three test"). The Report shall include in chart form the Fund's gross income (within the meaning of Code Section 851) from the beginning of the current fiscal year to the date of the Report and its cumulative income and gains described in Code Section 851(b) (3) for such period. If the Report is not timely delivered, the Sub-Adviser shall be permitted to rely on the most recent Report delivered to it. The Trust and the Adviser agree that the Sub-Adviser may rely on the Guidelines and the Report without independent verification of their accuracy.

         3. Transaction Procedures. All transactions for the Fund will be consummated by payment to, or delivery by, the Custodian(s) from time to time designated by the Trust (the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing, of all cash and/or securities due to or from the Fund. The Sub-Adviser shall not have possession or custody of such cash and/or securities or any responsibility or liability with respect to such custody. The Sub-Adviser shall advise the Custodian and confirm in writing to the Trust all investment orders for the Fund placed by it with brokers and dealers. The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees. The Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

         4. Brokerage. In selecting brokers or dealers to execute transactions on behalf of the Fund, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Subject to governing law, the Trust shall have the right to request that Fund transactions be executed by brokers and dealers by or through whom sales of Phoenix

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investment/insurance products are made; provided the Sub-Adviser processes transactions with such broker/dealer(s) in its ordinary course of business.

         5. Information Provided to the Trust. The Sub-Adviser will keep the Trust and the Adviser informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Trust and the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose.

         6. Standard of Care The Sub-Adviser shall exercise its best judgment in rendering the services described in paragraphs 2, 3 and 4 above. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement (each such act or omission shall be referred to as "Disqualifying Conduct"). The Sub-Adviser shall not be deemed to have engaged in Disqualifying Conduct if it complies with the Guidelines and acts in reliance on the Report, and the Sub-Adviser's failure to act in accordance therewith shall not constitute evidence that it engaged in Disqualifying Conduct.

         7. Proxies. The Trust, or the Adviser as its authorized agent, will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested.

         8. Compensation. In consideration of the services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser on or before the 10th day of each month a fee for the previous month at the annual rates set forth in Schedule A hereto of each of the Fund's average daily net assets. The fee for the period from the effective date hereof, to the end of the month during which such sale shall have been commenced shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

        9. Expenses. The Sub-Adviser will bear all of its expenses in connection with the performance of its services under this Agreement. All other expenses to be incurred in the operation of the Fund will be borne by the Trust, except to the extent specifically assumed by the Sub-Adviser. The expenses to be borne by the Trust include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, Trustee's fees, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

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         10. Services to Other Companies or Accounts. The Trust understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and the Trust has no objection to the Sub-Adviser so acting, provided that whenever the Fund and one or more other accounts or investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The Sub-Adviser agrees to allocate similarly opportunities to sell securities. The Trust recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Fund. In addition, the Trust understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other business or to render services of whatever kind or nature. To the extent permitted by law, the Sub-Adviser may bunch or aggregate its orders for the Fund with orders of its other clients, provided that the Fund and the other clients whose orders are aggregated with orders of the Fund shall receive the same average price with respect to such aggregate orders.

         11. Books and Records. In compliance with the requirements of Rule 31a-3 under the Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust copies of any of such records upon the Fund's or the Adviser's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Investment Advisers Act of 1940, as amended, for the period specified in said Rule.

         12. Representations, Warranties and Agreements of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees that:

         A. It is registered as an "Investment Adviser" under the Investment Advisers Act of 1940 ("Advisers Act").

         B. It will maintain, keep current and preserve on behalf of the Fund, in the manner required or permitted by the Act and the Rules thereunder, the records identified hereunder. The Sub-Adviser agrees that such records are the property of the Trust, and will be surrendered to the Trust or to Adviser as agent of the Trust promptly upon request of either.

         C. It has or shall adopt a written personal trading rules covering its employees complying with the requirements of Rule 17j-1 under the Act and will provide the Trust and Adviser with a copy of the personal trading rules. Sub-Adviser acknowledges receipt of the written code of ethics adopted by and on behalf of the Trust (the "Code of Ethics"). Within 10 days of the end of each calendar quarter while this Agreement is in effect, a duly authorized compliance officer of the Sub-Adviser shall certify to the Fund and to Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous calendar quarter and that there has been no violation of its personal trading rules, or if such a violation has occurred, that appropriate action was taken in response to such violation. The Sub-Adviser shall permit the Trust and Adviser to examine the reports requiring to be made by the Sub-Adviser under Rule 17j-1(c)(1) and this subparagraph.

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         D. Reference is hereby made to the Declaration of Trust dated February
         18, 1986, establishing the Trust, a copy of which has been filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed with the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The name The Phoenix Edge Series Fund refers to the trustees under said Declaration of Trust, as trustees and not personally, and no trustee, shareholder, officer, agent or employee of the Trust shall be held to any personal liability in connection with the affairs of the Trust. Without limiting the generality of the foregoing, neither the Sub-Adviser nor any of its officers, directors, partners, shareholders or employees shall, under any circumstances, have recourse or cause or willingly permit recourse to be had directly or indirectly to any personal, statutory, or other liability of any shareholder, policyholder, certificateholder, trustee, officer, agent or employee of the Trust or of any successor thereof, whether such liability now exists or is hereafter incurred for claims against the trust estate.

         13. Term of Agreement. This Agreement shall become effective as of the effective date hereof (as herein below defined) and shall continue until December 31, 2000, and thereafter shall continue automatically for successive annual periods ending on December 31st of each year thereafter, provided such continuance is specifically approved at least annually by (i) the Trust's Board or (ii) a vote of "majority" (as defined in the Act) of the Fund's outstanding voting securities, provided that in either event the continuance also is approved by a majority of the Trust's Board who are not "interested persons" (as defined in the Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 30 days' written notice, by the Adviser, by the Trust's Board, by vote of holders of a majority of the Fund's shares or by the Sub-Adviser, and will terminate five business days after the Sub-Adviser receives written notice of the termination of the advisory agreement between the Trust and the Adviser. This Agreement also will terminate automatically in the event of its assignment (as defined in the Act). For the purposes hereof, the term "effective date hereof" shall refer to the date of effectiveness of the registration statement for the Fund or the date of funding of shares of the Fund, whichever is later.

         14. Indemnification. The Adviser agrees to indemnify and hold harmless the Sub-Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising, from or in connection with this Agreement or the performance by the Sub-Adviser of its duties hereunder; provided, however, that nothing contained herein shall require that the Sub-Adviser be indemnified for Disqualifying Conduct.

         15. Disclosure. Neither the Trust nor the Adviser shall, without the prior written consent of the Sub-Adviser, make representations regarding or reference to the Sub-Adviser or any affiliates in any disclosure document, advertisement, sales literature or other promotional materials.

         16. Miscellaneous. All notices provided for by this Agreement shall be in writing and shall be deemed given when received, against appropriate receipt, by Ms. Diane Minardi in the case of the Sub-Adviser, Ms. Jeanie Grasso Gagnon, Phoenix Home Life Mutual Insurance Company, One American Row, Hartford, CT 06115 and the Fund's Secretary in the case of the Fund, or such other person as a party shall designate by notice to the other parties. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against

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which enforcement of the change, waiver, discharge or termination is sought.
This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior agreement among the parties relating to the subject matter hereof. The paragraph headings of this Agreement are for convenience of reference and do not constitute a part hereof. This Agreement shall be governed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

         If the foregoing accurately sets forth our agreement, kindly indicate your acceptance hereof by signing and returning the enclosed copy hereof.

                                        Very truly yours,

                                        THE PHOENIX EDGE SERIES FUND

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        PHOENIX VARIABLE ADVISORS, INC.

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


Accepted:

J.P. Morgan Investment Management Inc.

By:_______________________________
Name: ____________________________
Title: ___________________________


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                                    SCHEDULE A
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
                                                                     FEE
                                                        (AS A PERCENTAGE OF AVERAGE
SUB-ADVISER                FUND(S)                      DAILY NET ASSETS OF THE FUND)
-----------                -------                      -----------------------------

J.P Morgan Investment      Research Enhanced Index      .25%- first $100 Million
Management Inc.                                         .20%- excess of $100 Million